                                                                       EXHIBIT 4
                                                                       ---------

                            BERKSHIRE HATHAWAY INC.
                            1996 STOCK OPTION PLAN

                        Adopted as of December 16, 1996
                   Amended and Restated as of August 7, 1998


SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

     The name of this plan is the Berkshire Hathaway Inc. 1996 Stock Option Plan, as Amended and Restated (the "Plan"). The purpose of the Plan is to facilitate the acquisition by Berkshire Hathaway Inc. ("Berkshire") of sizable businesses that have attracted and retained highly qualified personnel through the use of, among other things, Incentive Stock Options and Non-Qualified Stock Options.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Aggregate Fair Market Value" means, for shares of Berkshire Stock or
          ---------------------------
shares of stock of a Granting Corporation subject to an option, the number of shares subject to the option multiplied by the Fair Market Value of each share.

     (b) "Aggregate Option Price" means, for shares of Berkshire Stock or shares
          ----------------------
of stock of a Granting Corporation subject to an option, the number of shares of Stock subject to the option multiplied by the exercise price.

     (c) "Board" means the Board of Directors of Berkshire.
          -----

     (d) "Closing Price" as of a particular date means, with respect to shares
          -------------
of Berkshire Stock or shares of stock of a Granting Corporation, (1) if the shares are then listed or admitted to trading on a national securities exchange, the last reported sales price of a share sold in the regular way on the New York Stock Exchange on such date (or on such other principal national securities exchange as the Committee may designate on or prior to such date), or if no sales occurred on such date, the last sales price on the last preceding day on which such shares were sold on such exchange, (2) if the shares are not then listed or admitted to trading on a national securities exchange, the last reported sales price of a share sold in the regular way on the NASDAQ National Market System on such date, or (3) if the shares are not then listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices for a share on the over-the-counter market.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to
          ----
time, or any successor thereto.

     (f) "Committee" means the Committee appointed by the Chief Executive
          ---------
Officer of Berkshire to administer and interpret the Plan.

     (g) "Company" means Berkshire and any Subsidiary (or any successor
          -------
corporation) of Berkshire.

     (h) "Disability" means the inability of a Participant to perform
          ----------
substantially his or her duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (1) for a continuous period of six months, or (2) at such earlier time as the Participant submits medical evidence satisfactory to the Committee that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

     (i) "Effective Date" shall mean the date provided pursuant to Section 10.
          --------------

     (j) "Eligible Employee" means an employee of the Company eligible to
          -----------------
participate in the Plan pursuant to Section 4.

     (k) "Fair Market Value" means, with respect to any Non-Qualified Stock
          -----------------
Options granted hereunder, as of any given date, at the discretion of the Committee and subject to such limitations as the Committee may impose, (1) the Closing Price of the Stock, (2) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (3) the fair market value of the Stock as otherwise determined by the Committee in the good faith exercise of its discretion. Fair Market Value means, with respect to any Old Stock Option of a Granting Corporation as of a given date, the fair market value of the stock as determined by the Committee in accordance with the Code.

     (l) "Granting Corporation" means a corporation which, before it entered
          --------------------
into a transaction with Berkshire to which Section 424(a) applies, granted stock options which were intended at the time of grant to be Incentive Stock Options within the meaning of Section 422 of the Code.

     (m) "Incentive Stock Option" means a stock option that is intended to be an
          ----------------------
"incentive stock option" within the meaning of Section 422 of the Code.

     (n) "Non-Qualified Stock Option" means any option to purchase shares of
          --------------------------
Stock granted pursuant to Section 6. A Non-Qualified Stock Option is an option which is not an "incentive stock option" within the meaning of Section 422 of the Code.

     (o) "Old Stock Option" means a stock option granted to an employee of the
          ----------------
Granting Corporation before that corporation entered into a transaction with the Company to which Section 424(a) applies and intended at the time of grant to be an Incentive Stock Option within the meaning of Section 422 of the Code.

     (p) "Participant" means any Eligible Employee or any consultant or advisor
          -----------
to the Company selected by the Committee, pursuant to the Committee's authority in Section 2 below, to receive grants of Non-Qualified Stock Options.

     (q) "Stock" means the Class B common stock, $.1667 par value, of Berkshire.
          -----

     (r) "Subsidiary" means any corporation (other than Berkshire) in an
          ----------
unbroken chain of corporations beginning with Berkshire, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (s) "Substitute Incentive Stock Option" means any option to purchase shares
          ---------------------------------
of Stock granted pursuant to Section 5.

SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by the Committee which shall be appointed by and serve at the pleasure of the Chief Executive Officer of Berkshire. The Committee shall have the power and authority to grant Substitute Incentive Stock Options to Eligible Employees and Non-Qualified Stock Options to Eligible Employees or any consultant or advisor to the Company pursuant to the terms of the Plan.

     In particular, the Committee shall have the authority, upon the recommendation of the Chief Executive Officer of a Subsidiary or on the Committee's own initiative:

     (a) to designate those employees of the Company who shall be Eligible Employees and those Eligible Employees, consultants and advisors who shall be Participants;

     (b) to determine whether and to what extent Substitute Incentive Stock Options and Non-Qualified Stock Options are to be granted hereunder to Eligible Employees, consultants and advisors of the Company;

     (c) to determine the number of shares of Stock to be covered by each such award granted hereunder;

     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Substitute Incentive Stock Option and Non-Qualified Stock Option granted hereunder; and

     (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Substitute Incentive Stock Options and Non-Qualified Stock Options.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto), and otherwise to administer and supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.


SECTION 3.  STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be 29,202. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     To the extent that a Non-Qualified Stock Option or a Substitute Incentive Stock Option expires or is otherwise terminated without being exercised, the shares subject to such options shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Non-Qualified Stock Option or Substitute Incentive Stock Option, and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment may be made (or shall be made if mandatory adjustments are provided in a Participant's stock option agreement) in (a) the aggregate number of shares reserved for issuance under the Plan and (b) the kind, number and exercise price of shares subject to outstanding Non-Qualified Stock Options granted under the Plan, as may be determined by the Committee. In addition, such other substitutions or adjustments shall be made as may be determined by the Committee and consistent with the provisions of the Plan.
Such adjustments may (or shall) also be made to Substitute Incentive Stock Options to the extent permitted or mandated by an Old Stock Option.

SECTION 4.  ELIGIBILITY.

     (a) Substitute Incentive Stock Options.  Substitute Incentive Stock
         ----------------------------------
Options may be granted under this Plan to those employees of the Company (1) who were employed by a corporation with which the Company or a Subsidiary entered into a transaction described in Section 424(a) of the Code, (2) who held immediately before such transaction an outstanding Old Stock Option granted by that corporation which was intended to be an Incentive Stock Option, and (3) who are granted a Substitute Incentive Stock Option by reason of that transaction.

     (b) Non-Qualified Stock Options.  Key employees, consultants and advisors
         ---------------------------
of the Company (other than any such person who is an officer or director of Berkshire) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Non-Qualified Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Committee on its own initiative or from among the Eligible Employees and consultants and advisors to the Company recommended by the Chief Executive Officer of a Subsidiary, and the Committee shall determine the number of shares covered by each award in light of such recommendations as such Chief Executive Officer of a Subsidiary may make.


SECTION 5.  SUBSTITUTE INCENTIVE STOCK OPTIONS.

     Any Substitute Incentive Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Substitute Incentive Stock Option awards need not be the same with respect to each Participant. Recipients of Substitute Incentive Stock Options shall enter into a Substitute Incentive Stock Option agreement with Berkshire in such form as the Committee shall determine. Such agreement shall set forth, among other things, the exercise price of the Substitute Incentive Stock Option, the term of the Substitute Incentive Stock Option, methods of exercise of the Substitute Incentive Stock Option and provisions regarding exercisability of the Substitute Incentive Stock Option.

     The Committee shall have the authority to grant any Eligible Employee Substitute Incentive Stock Options. A Participant may be granted more than one Substitute Incentive Stock Option, or Substitute Incentive Stock Options and Non-Qualified Stock Options, and such options may be outstanding concurrently.

     Except as provided in this Section, a Substitute Incentive Stock Option shall be granted under the same terms and conditions as the Old Stock Option it replaces, with such modifications as are necessary on account of the transaction described in Section 424(a). The Committee may, however, in its sole discretion, modify or impose terms and conditions other than those of the Old Stock Option so long as such terms and conditions are neither more favorable than the terms and conditions of the Old Stock Option nor incompatible with the requirements for an Incentive Stock Option under the Code.

     (a) Exercise Price.  The exercise price per share of Stock purchasable
         --------------
under a Substitute Incentive Stock Option, on a share by share comparison, shall be set such that the ratio of the exercise price to the Fair Market Value of a share of the Stock subject to the Substitute Incentive Stock Option immediately after the Substitute Incentive Stock Option is substituted for the Old Stock Option is no more favorable to the Participant than the ratio of the exercise price to the Fair Market Value of a share of the stock subject to the Old Stock Option immediately before such substitution.

     (b) Number of Shares of Stock Subject to the Substitute Incentive Stock
         -------------------------------------------------------------------
Option. The number of shares of Stock subject to the Substitute Incentive Stock
------
Option shall be set such that the excess of the Aggregate Fair Market Value of the Stock subject to the Substitute Incentive Stock Option immediately after the Substitute Incentive Stock Option is substituted for the Old Stock Option over the Aggregate Option Price of such shares is no greater than the excess of the Aggregate Fair Market Value of all shares of stock subject to the Old Stock Option immediately before such substitution over the Aggregate Option Price of such shares.

     (c) Option Term.  The term of each Substitute Incentive Stock Option shall
         -----------
be fixed by the Committee, but no Substitute Incentive Stock Option, or portion of a Substitute Incentive Stock Option, shall be exercisable any time sooner than was the corresponding portion or portions of the Old Stock Option, and no Substitute Incentive Stock Option, or portion of a Substitute Incentive Stock Option, shall be exercisable at any time later than was the corresponding portion or portions of the Old Stock Option.

     (d) Exercisability.  A Substitute Incentive Stock Option shall be
         --------------
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, but no Substitute Incentive Stock Option shall be exercisable on terms more favorable than under the Old Stock Option.

          To the extent allowed by the Old Stock Option, the Committee may provide that any Substitute Incentive Stock Option shall be exercisable only in installments. The Committee may waive installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine.

     (e) Method of Exercise.  The Committee shall determine the method of
         ------------------
exercising Substitute Incentive Stock Options, but no Substitute Incentive Stock Option shall be exercisable on terms more favorable than the terms of the Old Stock Option. A Participant shall not be, nor have any of the rights of, a stockholder with respect to the Stock subject to the Substitute Incentive Stock Option unless and until the Participant has given written notice of exercise; has paid in full for such shares; if requested, has given the representation described in Section 9(a); and certificates representing such shares have been issued to the Participant.

     (f) Loans.  To the extent allowed in the Old Stock Option, the Company may,
         -----
in its sole discretion, make loans available to Substitute Incentive Stock Option holders in connection with the exercise of outstanding Substitute Incentive Stock Options granted under the Plan, as the Committee may determine. Unless prohibited by the Old Stock Option, such loans shall (1) be evidenced by promissory notes entered into by the Substitute Incentive Stock Option holders in favor of the Company, (2) be subject to the terms and conditions set forth in this Section 5(f) and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, and (3) bear interest at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the exercise price less the par value of the shares of Stock covered by the Substitute Incentive Stock Option, or portion thereof, as exercised by the holder. The initial term of the loan, the schedule of payments of principal and interest under the loan and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Committee.

          Unless the Committee determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee;

provided, however, that each loan shall comply with all applicable laws,
--------  -------
regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     (g) Non-Transferability of Options.  No Substitute Incentive Stock Option
         ------------------------------
shall be transferable by the Participant, and all Substitute Incentive Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or his legal representative.

     (h) Termination of Employment or Service.  If a Participant's employment
         ------------------------------------
with the Company terminates by reason of death, Disability or for any other reason, the Substitute Incentive Stock Option may thereafter be exercised only as provided in the Substitute Incentive Stock Option agreement. The terms and conditions of exercise of the Substitute Incentive Stock Option after a termination of employment by reason of death, Disability, or for any other reason shall be no more favorable than those terms and conditions provided the Participant in the Old Stock Option agreement.

     (i)   Compliance with Certain Laws.  The Company intends that the
           ----------------------------
substitution of a Substitute Incentive Stock Option for an Old Stock Option comply with Section 422 and 424 of the Internal Revenue Code of 1986, as amended and that exercises of Substitute Incentive Stock Options comply with Section
422. Should any provision of the Plan not be necessary to comply with the requirements of Sections 422 or 424, or should additional provisions be necessary for the Plan and grants and exercises thereunder to so comply, the Board or the Committee may amend the Plan to add or modify provisions of the Plan accordingly.

     Should an Old Stock Option or a Substitute Incentive Stock Option fail to meet the requirements of Sections 422 and/or 424 for any reason whatsoever upon the issuance, exercise or sale of shares received on the exercise or otherwise, then, in such event, the Participant shall be deemed for all purposes of this Plan to have been granted a Nonqualified Stock Option covering the same number of shares, at the same price, with the same duration and exercisable on the same terms as the Substitute Incentive Stock Option or portion thereof which failed to meet the requirements of Sections 422 and/or 424.


SECTION 6.  NON-QUALIFIED STOCK OPTIONS.

     Any Non-Qualified Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Non-Qualified Stock Option awards need not be the same with respect to each Participant. Recipients of Non-Qualified Stock Options shall enter into a Non-Qualified Stock Option agreement with Berkshire in such form as the Committee shall determine. Such agreement shall set forth, among other things, the exercise price of the Non-Qualified Stock Option, the term of the Non-Qualified Stock Option and provisions regarding exercisability of the Non-Qualified Stock Option.

     The Committee shall have the authority to grant any Eligible Employee, consultant or advisor Non-Qualified Stock Options. A Participant may be granted more than one Non-Qualified Stock Option, and such options may be outstanding concurrently.

     Non-Qualified Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Exercise Price.  The exercise price per share of Stock purchasable
         --------------
under a Non-Qualified Stock Option shall be determined by the Committee at the time of grant.

     (b) Option Term.  The term of each Non-Qualified Stock Option shall be
         -----------
fixed by the Committee, but no Non-Qualified Stock Option shall be exercisable more than ten years after the date such Non-Qualified Stock Option is granted.

     (c) Exercisability.  Non-Qualified Stock Options shall be exercisable at
         --------------
such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide that any Non-Qualified Stock Option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine.

     (d) Method of Exercise.  Subject to Section 6(c) above, Non-Qualified Stock
         ------------------
Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the person or entity specified by the Committee specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Committee. Such person or entity specified by the Committee shall promptly transmit such notice and payment to Berkshire. As determined by the Committee, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the Participant (based on the Fair Market Value of the Stock on the date the Non-Qualified Stock Option is exercised); provided, however, that,
                                                       --------  -------
if so indicated in a Participant's Non-Qualified Stock Option agreement, payment by delivery of such unrestricted Stock may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. A Participant shall not be, nor have any of the rights of, a stockholder with respect to the Stock subject to the Non-Qualified Stock Option unless and until the Participant has given written notice of exercise; has paid in full for such shares; if requested, has given the representation described in
Section 9(a); and certificates representing such shares have been issued to the Participant.

          The Committee may require the voluntary surrender of all or a portion of any Non-Qualified Stock Option granted under the Plan as a condition precedent to a grant of a new Non-Qualified Stock Option. Subject to the provisions of the Plan, such new Non-Qualified Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Non-Qualified Stock Option is granted; provided, however, should the Committee so require, the number of
         --------  -------
shares subject to such new Non-Qualified Stock Option shall not be greater than the number of shares subject to the surrendered Non-Qualified Stock Option.
Upon their surrender, Non-Qualified Stock Options shall be canceled and the shares previously subject to such canceled Non-Qualified Stock Options shall again be available for grants of Non-Qualified Stock Options and other awards hereunder.

     (e) Right to Elect to Pay Profit in Cash or Shares in Lieu of Delivering
         --------------------------------------------------------------------
Shares of Stock.  The Committee, in its absolute discretion, may elect (in lieu
---------------
of
delivering all or a portion of the shares of Stock as to which a Non-Qualified Stock Option has been exercised) for Berkshire to pay the Participant either:

          (1) A sum in cash equal to the amount obtained by multiplying the number of such shares as to which the election is made by the excess of (i) the Closing Price of a share of Stock on the date the written notice of exercise is delivered to the person or entity specified by the Committee over (ii) the Non-Qualified Stock Option's exercise price; or

          (2) Shares of Stock equal to the number obtained by multiplying the number of shares as to which the election is made by the excess of (i) the Closing Price of a share of the Stock on the date the written notice of exercise is delivered to the person or entity specified by the Committee over (ii) the Non-Qualified Stock Option's exercise price, and dividing this amount by the Closing Price of the Stock on such date.

     (f) Loans.  The Company may, in its sole discretion, make loans available
         -----
to Non-Qualified Stock Option holders in connection with the exercise of outstanding Non-Qualified Stock Options granted under the Plan, as the Committee may determine. Such loans shall (1) be evidenced by promissory notes entered into by the Non-Qualified Stock Option holders in favor of the Company, (2) be subject to the terms and conditions set forth in this Section 6(f) and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, and (3) bear interest at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the Non-Qualified Stock Option, or portion thereof, exercised by the holder, and
(y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Committee. Unless the Committee determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee; provided, however, that each loan shall comply with all applicable laws,
--------  -------
regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     (g) Non-Transferability of Options.  Unless otherwise allowed by the
         ------------------------------
Committee in writing, no Non-Qualified Stock Option shall be transferable by the Participant, and all Non-Qualified Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or his legal representative.

     (h) Termination of Employment or Service.  If a Participant's employment
         ------------------------------------
with or service as a consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Non-Qualified Stock Option may thereafter be exercised to the extent provided in the applicable Non-Qualified Stock Option agreement, or as otherwise determined by the Committee.

SECTION 7.  AMENDMENT AND TERMINATION.

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Non-Qualified Stock Option or Substitute Incentive Stock Option theretofore granted without such Participant's consent.

     The Committee may amend the terms of any Non-Qualified Stock Option or Substitute Incentive Stock Option theretofore granted, prospectively or retroactively, but, except as stated in Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.


SECTION 8.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor.


SECTION 9.  GENERAL PROVISIONS.

     (a) The Committee may require each person purchasing shares pursuant to a Non-Qualified Stock Option or Substitute Incentive Stock Option to represent to and agree with Berkshire in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (b) The adoption of the Plan shall not confer upon any employee, consultant, or advisor of the Company any right to continued employment or service with the Company, nor shall it interfere in any way with the right of the

Company to terminate the employment or service of any of its employees, consultants or advisors at any time.

     (c) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to Berkshire or a Subsidiary, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the award. The obligations of Berkshire and any Subsidiary under the Plan shall be conditional on the making of such payments or arrangements, and Berkshire and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (d) No member of the Board or the Committee, nor any officer or employee of Berkshire or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each officer or employee of Berkshire or a Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by Berkshire or the Subsidiary, as the case may be, in respect of any such action, determination or interpretation.

     (e) With respect to all exercises of authority and determinations of any kind to be made by the Committee under this Plan or any related agreement, the Committee shall be entitled to exercise such authority and make such determinations in its sole discretion.


SECTION 10.  EFFECTIVE DATE OF PLAN.

     The Plan became effective on December 16, 1996.


SECTION 11.  TERM OF PLAN.

     No Non-Qualified Stock Option or Substitute Incentive Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.